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                                                                    EXHIBIT 99.1


                              EMPLOYMENT AGREEMENT


       This Employment Agreement (the "Agreement") is entered into on November 17, 2005 (the "Effective Date") between, Internet Commerce Corporation (the "Company") and Thomas J. Stallings ("Stallings").

       In consideration of the mutual covenants and conditions set forth herein, the parties hereby agree as follows:

       1. EMPLOYMENT. The Company hereby employs Stallings in the capacity of Chief Executive Officer. Stallings accepts such employment and agrees to perform such services as are customary to such office and as shall from time to time be assigned to him by the Board of Directors of the Company (the "Board"). Stallings will perform his duties so as to cause the Business of the Company to be operated in accordance with an annual operating plan and budget developed jointly by the Board and Stallings and approved by the Board. For purposes of this Agreement, the "Business" of the Company is to provide electronic data interchange business-to-business e-commerce solutions and operating an electronic data interchange service center.

       2. TERM. The employment hereunder shall be for a period of one year, commencing on the Effective Date and ending on the first anniversary of such date (the "Employment Period"). Unless either party elects not to extend the term of this Agreement by so notifying the other in writing at least 30 days prior to the first anniversary of the Effective Date and each anniversary thereafter, the Employment Period shall automatically extend for an additional one year upon each such anniversary. Stallings' employment will be on a full-time basis requiring the devotion of such amount of his productive time as is necessary for the efficient operation of the Business of the Company.

       3.     COMPENSATION AND BENEFITS.

       3.1 SALARY. For the performance of Stallings' duties hereunder, the Company shall pay Stallings (i) an annual base salary in the amount as provided on Exhibit A, a copy of which is attached hereto and incorporated herein by reference, payable in accordance with the Company's standard payroll policies, which may be changed from time to time.

       3.2 ANNUAL CASH INCENTIVE. Stallings will receive the opportunity to earn an annual cash incentive pursuant to the terms of Exhibit A attached hereto (the "Annual Cash Incentive"). The Company agrees to negotiate in good faith a new Annual Cash Incentive Plan for each year of Stallings' employment subsequent to 2006. If the Company fails to negotiate a new Cash Incentive Plan for any year after 2006, then the Annual Cash Incentive in effect for the preceding year will govern.



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       3.3    BENEFITS. The Company shall provide to Stallings the benefits as described on Exhibit B attached hereto.

       3.4 REIMBURSEMENT OF EXPENSES. Stallings shall be entitled to be reimbursed for all actual and reasonable expenses, including but not limited to, expenses for travel, meals and entertainment, incurred by Stallings in connection with and reasonably related to the furtherance of the Company's Business, per Company travel guidelines in effect from time to time.

       3.5 STOCK OPTIONS. The parties incorporate the terms of Exhibit A attached hereto regarding the grant of stock options, provided however, that upon any Change in Control of the Company as defined in Section 4(b) of this Agreement or if Stallings' employment is terminated under Sections 5. 1(b), (d) or (e) of this Agreement, any of Stallings' stock options that have not yet vested will vest immediately.

       4. CHANGE OF CONTROL. For the purposes of this Agreement, the term "Change of Control" shall mean a change in the beneficial ownership of the Company's voting stock pursuant to which:

              (a) any "person," including a "syndicate" or "group" as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 60% or more of the combined voting power of the Company's then outstanding "Voting Securities," which is any security that ordinarily possesses the power to vote in the election of the board of directors of a corporation without the happening of any precondition or contingency; or

              (b) the Company is merged or consolidated with another corporation and immediately after giving effect to the merger or consolidation less than 40% of the outstanding Voting Securities of the surviving or resulting entity are then beneficially owned in the aggregate by either the shareholders of the Company immediately prior to such merger or consolidation, or, if a record date has been set to determine the shareholders of the Company entitled to vote on such merger or consolidation, the shareholders of the Company as of such record date; or

              (c) the Company transfers substantially all of its assets to another corporation, other than a corporation of which the Company owns, directly or indirectly, at least 40% of the combined voting power of such corporation's outstanding voting securities.

       5.     TERMINATION.







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       5.1    TERMINATION EVENTS. Stallings' employment hereunder will terminate upon the occurrence of any of the following events:

              (a)    Death;

              (b) Disability: If Stallings is unable perform the duties assigned to him hereunder for a continuous period exceeding 90 days by reason of injury, physical or mental illness or other disability, which condition has been certified by a physician; then, upon written notice to Stallings or his personal representative setting forth specifically the nature of the disability and the resulting performance failures and Stallings' failure to cure the cited performance failures within ten days of receipt of such notice, the Company may discharge Stallings;

              (c)    Cause: As used in this Agreement, "Cause" shall mean:

       (i) Stallings' conviction of (or pleading guilty or nolo contendere to) a felony or any misdemeanor involving dishonesty or moral turpitude; provided, however, that prior to discharging Stallings for Cause, the Board shall give a written statement of findings to Stallings setting forth specifically the grounds on which Cause is based, and Stallings shall have a period of ten days thereafter to respond in writing to the Board's findings;

       (ii) Stallings' willful and continued failure to substantially perform his duties with the Company (other than any failure resulting from illness or disability) that has, or can reasonably be expected to have, a direct and material adverse monetary effect on the Company, provided that the Board has tendered written notice to Stallings specifying the nature of the misconduct or performance deficiency and giving Stallings 20 days to cure such deficiency. For purposes of this subsection (ii), no act or failure to act on Stallings' part shall be considered "willful" if done, or omitted to be done, by Stallings in good faith and with reasonable belief that Stallings' action or omission was in the best interest of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Company.

              (d) Without Cause: The Board may terminate Stallings by issuing at least 30 days' advance written notice, subject to the severance provisions set forth below.

              (e) By Stallings With Cause: Stallings may terminate his employment due to either (i) a default by the Company in the








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       performance of any of its obligations hereunder, or (ii) an Adverse
       Change in Duties (as defined below), which default or Adverse Change in Duties remains unremedied by the Company for a period of 20 days following its receipt of written notice thereof from Stallings; or

              (f) By Stallings Without Cause: Stallings may terminate his employment for any reason upon the furnishing of at least 30 days' advance written notice to the Board.

       As used herein, "Adverse Change in Duties" means an action or series of actions taken by the Company, without Stallings' prior written consent, that results in:

              (1) A change in Stallings' reporting responsibilities, titles, job responsibilities or offices that results in a material diminution of his status, control or authority; or

              (2) The assignment to Stallings of any positions, duties or responsibilities that are materially inconsistent with Stallings' positions, duties and responsibilities or status with the Company immediately prior to the change; or

              (3) A requirement by the Company that Stallings be based or perform his duties anywhere other than the principal executive offices of the Company, as located (i) at Stallings' office location on the date of this Agreement or (ii) within 25 miles of such current location; or

              (4) A failure by the Company to provide for Stallings' participation in any newly-adopted benefits or plans at a level or to an extent commensurate with that of other top executives of the Company.

       5.2    EFFECTS OF TERMINATION.

              (a) Upon termination of Stallings' employment hereunder for any reason, the Company will promptly pay Stallings all compensation owed to Stallings and unpaid through the date of termination (including, without limitation, salary and employee expense reimbursements).

              (b) In addition, if Stallings' employment is terminated under Sections 5.1 (b), (d) or (e), the Company shall also pay Stallings a severance amount equal to 12 months of the then-applicable base monthly salary plus any target Annual Cash Incentive that would have accrued for the fiscal year in which the termination occurred, which amount shall be paid in accordance with the Company's then-existing standard payroll policies (including payroll deductions) over the 12-month period following such termination.

              (c) The Company shall have the right to offset against any damages resulting from a breach by Stallings of Section 5.3 or Section 6 of this Agreement.

       5.3 RESTRICTIVE COVENANTS. Upon termination of Stallings' employment hereunder for any reason, Stallings agrees that for the one-year period following the termination of employment, Stallings will not:

              (a) directly or indirectly, within a ten-mile radius of Stallings' office at the Company, whether for his own account or as an individual, employee, director, consultant or advisor, or in any other capacity whatsoever, provide services that are substantially similar to the services he provided to the Company to any person, firm, corporation or other business enterprise that competes with the Business of the Company, unless he obtains the prior written consent of the Board;

              (b) directly or indirectly encourage or solicit, or attempt to encourage or solicit, on behalf of any person, firm, corporation or other business enterprise that competes with the Business of the Company, any individual to leave the Company's employ for any reason or interfere in any other manner with the employment relationships at the time existing between the Company and its current or prospective employees.

              (c) induce or attempt to induce, on behalf of any person, firm, corporation or other business enterprise that competes with the Business of the Company, any provider, payor, customer, supplier, distributor, licensee or other business relation of the Company with whom Stallings dealt at any time during the two-year period preceding his termination of employment to cease doing business with the Company or in any way interfere with the existing business relationship between any such customer, supplier, distributor, licensee or other business relation described above and the Company.

       Stallings acknowledges that monetary damages will not be sufficient to compensate the Company for any economic loss that may be incurred by reason of breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach, the Company shall, in addition to any remedies available to the Company at law, be entitled to obtain equitable relief in the form of an injunction precluding Stallings from continuing to engage in such breach.

       In the event that any of the foregoing restrictive covenants are too broad to be enforceable, the parties request and agree that they may be reduced to such lesser breadth as may be necessary to make them enforceable. The covenants in this section 5.3 shall be construed as an agreement independent of any other agreement between the parties. Stallings agrees that the existence of any claim or cause of action of Stallings against the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of these covenants.

       6. CONFIDENTIALITY. During the term of this Agreement and for 36 months after Stallings' termination of employment with the Company, Stallings will continue to be bound by the terms of that certain Confidentiality Agreement entered into between Stallings and the Company on or about April 26, 2005.

       7.     GENERAL PROVISIONS.

       7.1 ASSIGNMENT. Stallings may not assign or delegate any of his rights or obligations under this Agreement. The Company may assign its rights and obligations under this Agreement to any successor to the Company through merger, consolidation, sale or the like.

       7.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements between the parties relating to such subject matter.

       7.3 MODIFICATIONS. This Agreement may be changed or modified only by an agreement in writing signed by the party against whom enforcement is sought.

       7.4 SUCCESSORS AND ASSIGNS. The rights and duties under this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns, legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person or entity shall have become a party to this Agreement and have agreed in writing to join and be bound by the terms and conditions hereof.

       7.5 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia.

       7.6 SEVERABILITY; PARTIAL INVALIDITY. If any provision of this Agreement or any instrument or document delivered in connection herewith is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement (the "Offending Provision"), the Offending Provision shall be fully severable; this Agreement shall be construed and enforced as if the Offending Provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the Offending Provision or by its severance from this Agreement. Furthermore, in lieu of the Offending Provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to the Offending Provision as may be possible and be legal, valid and enforceable.

       7.7 FURTHER ASSURANCES. The parties will execute such further instruments and take such further actions as may be reasonably necessary to carry out the intent of this Agreement.

       7.8 NOTICES. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed received by the recipient when delivered personally or, if mailed, five (5) days after the date of deposit in the United States mail, certified or registered, postage prepaid and addressed, in the case of the Company, to:

                          Internet Commerce Corporation
                            6025 The Corners Parkway
                                    Suite 100
                             Norcross, Georgia 30092

and, in the case of Stallings, to:

                               63 West Wieuca Road
                             Atlanta, Georgia 30342


or to such other address as either party may later specify by at least ten (10) days' advance written notice delivered to the other party in accordance herewith.

       7.9 NO WAIVER. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of that provision, nor prevent that party thereafter from subsequently enforcing that provision of any other provision of this Agreement.

       7.10 LEGAL FEES AND EXPENSES. In the event of any disputes under this Agreement, each party shall be responsible for his or its own legal fees and expenses that may be incurred in resolving such dispute.

       7.11 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.



       IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                                           /s/ Thomas J. Stallings
                                           -------------------------------------
                                           Thomas J. Stallings

                                           Internet Commerce Corporation


                                           By: /s/ Glen E. Shipley
                                               ---------------------------------
                                               Name:  Glen E. Shipley
                                               Title: Chief Financial Officer

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                                    EXHIBIT A
                                    ---------

                             2006 COMPENSATION PLAN

                          MR. THOMAS J. STALLINGS, CEO
                  INTERNET COMMERCE CORPORATION (THE "COMPANY")


PERSONAL OBJECTIVES

       1. Develop, lead and manage the executive team so that the Company exceeds the financial plan for $22.5M in revenue and $3.5M in net operating profit for the year ended July 31, 2006 ("Fiscal 2006").

       2. Develop, implement and manage merger and integration plans to ensure successful final integration of the MEC service bureau and the successful acquisition and appropriate integration of Kodiak into the Company during Fiscal 2006.

       3. Develop and guide discussions with the Board of Directors during Fiscal 2006 on a strategic plan for the Company, inclusive of product, market, capital and sales strategies, that can be approved by the Board of Directors and adopted as part of the 2007 planning process.

       4. Develop, implement, and manage a series of programs during Fiscal 2006 to track, measure, and provide effective management information on operations quality and customer satisfaction so as to ensure significant superiority over competitors, and market awareness of said superiority, in service delivery to customers.

       5. Develop, implement, and manage a series of programs during Fiscal 2006 to track, measure, and provide effective management information on employee retention, satisfaction, and productivity.

       6. Develop and ensure effective implementation of an investor relations plan during Fiscal 2006, providing personal leadership with current and potential investors, so as to significantly expand the investment community awareness of and favorable impressions of the Company.

SALARY

       The Company shall pay you a salary of $250,000 annually. The Company, through the Compensation Committee of the Board of Directors, will review your salary annually and, in its sole discretion, may modify your salary as appropriate, subject to the approval of the Compensation Committee of the Board of Directors.

ANNUAL CASH INCENTIVE

       You shall have the opportunity to earn a cash incentive based on the Company's and your personal performance during the Fiscal 2006. The Company, through the Compensation Committee of the Board of Directors, retains the right to adjust your cash incentive plan at any time as business circumstances or other factors reasonably dictate.

       Your targeted annual incentive compensation for Fiscal 2006 is $200,000. Payment of 2006 incentive compensation will be at fiscal year end and will be determined based on the following factors, weighted as indicated:

       A. Achieve $22.5 million in planned Company revenue for Fiscal 2006. (37.5% weight - $75,000.00 at 100% of plan). Paid at a rate of .333% of revenue. Payment eligibility begins when Company revenue reaches 90% of plan. The payout rate doubles to .666% on the incremental portion of revenue performance that exceeds 100% of plan. There is a maximum payout of $150,000 on this component.

       B. Achieve $3.5 million in planned Company net operating profit for Fiscal 2006. (37.5% weight - $75,000.00 at 100% of plan). Paid at a rate of 2.14% of net earnings. Payment eligibility begins when Company revenue reaches 90% of plan. The payout rate doubles to 4.28% on the incremental portion of revenue performance that exceeds 100% of plan. There is a maximum payout of $150,000 on this component.

       C. Achievement of your Personal Objectives (25% weight - $50,000.00). Based on the Compensation Committee's qualitative assessment of your effectiveness in achieving your personal objectives as set forth above. There is a maximum payout of $50,000 on this component.

LONG TERM STOCK INCENTIVE

       Promptly following the next meeting of the Company's Board of Directors, the Company shall grant you an option to purchase 100,000 shares of Class A Common Stock of the Company at an exercise price per share equal to the fair market value of such common stock as determined by the Board of Directors in good faith at the time of the grant. This grant shall have normal vesting terms as provided in the Internet Commerce Corporation Amended and Restated Stock Option Plan.

       Promptly following the next meeting of the Company's Board of Directors, the Company shall grant you an option to purchase an additional 100,000 shares of Class A Common Stock of the Company at an exercise price per share equal to the fair market value of such common stock as determined by the Board of Directors in good faith at the time of the grant. This grant shall have special vesting terms. Upon the completion of the first fiscal quarter where

Company revenue exceeds $6,000,000, and Company net operating profit exceeds $1,000,000, as reported in the Company's regulatory filings, these shares will vest in full. If these revenue and earnings objectives are not achieved, these options shall vest under the normal vesting terms as provided in the Internet Commerce Corporation Amended and Restated Stock Option Plan.

       At the first meeting of the Board of Directors following a fiscal quarter where Company revenue exceeds $6,000,000, and Company net operating profit exceeds $1,000,000, as reported in the Company's regulatory filings, the Company shall grant you an option to purchase an additional 100,000 shares of Class A Common Stock of the Company at an exercise price per share equal to the fair market value of such common stock as determined by the Board in good faith at the time of the grant. This grant shall have special vesting terms. Upon the completion of the first fiscal quarter where Company revenue exceeds $7,000,000, and Company net operating profit exceeds $1,200,000, as reported in the Company's regulatory filings, these shares will vest in full. If these revenue and earnings objectives are not achieved, these options shall vest under the normal vesting terms as provided in the Internet Commerce Corporation Amended and Restated Stock Option Plan or the Internet Commerce Corporation 2005 Stock Plan, as applicable at the time that the options are granted.

       Such options shall be granted pursuant to the terms of, and evidenced by, a written stock option agreement to be entered into between you and the Company.


                                    EXHIBIT B
                                    ---------

                                    BENEFITS

       You will be eligible to participate in benefit plans and/or programs which the Company may offer to its employees from time to time. Your eligibility for such plans and/or programs will be determined by the terms of such plans and/or programs. Among the benefits currently offered by the Company to its employees are medical and dental insurance, a stock option plan and a 401k plan, which are described below. Please be advised, however, that the Company reserves the right to amend, modify, or terminate any of its benefits plans and/or programs at any time in its sole discretion. You will be eligible for four weeks vacation in accordance with the Company's accrual policy.

MEDICAL INSURANCE. Currently, the Company offers its employees medical insurance through Oxford Health Plans. The Company will contribute a portion of your premium for employee coverage, and you will be responsible for contributing for additional family coverage through pre-tax payroll deduction.

DENTAL INSURANCE. The Company presently offers its employees dental insurance through Unicare Dental Plan. ICC will contribute a portion of your premium for employee coverage, and you will be responsible for contributing for additional family coverage through pre-tax payroll deduction.

401k PLAN. The Company presently offers its employees a 401k plan. You may elect to contribute pre-tax deferrals through payroll deduction.